EXHIBIT 5.2

                        ASSET PURCHASE AND SALE AGREEMENT

         This agreement is made effective as of the date set forth below, by and between the parties hereto with respect to the following facts:

A. Seller wishes to sell and Buyer wishes to certain assets of Greenview Energy, Inc., a Delaware corporation, referred to as Seller herein.

B. Seller is a wholly-owned subsidiary of Powersource Corp., a California corporation ("Powersource"), and the parties understand and agree that Powersource will obtain certain benefits arising out of this agreement and that Powersource is an intended beneficiary of this agreement.

C. Prior to the execution of this agreement, Powersource entered into an agreement with Buyer under the terms of which Powersource became indebted to Buyer for certain sums, and it is the intention of this agreement to terminate the prior agreement between Powersource and Buyer and to eliminate any present or future liability of Powersource to Buyer pursuant to that agreement.

         NOW, THEREFORE, the parties agree as follows:

1.       PARTIES
         The parties to this agreement are:
         a.      Seller
                 ------
         Greenview Energy, Inc., a Delaware corporation.
         b.      Buyer
                 -----
         Voice and Wireless, a Minnesota corporation, referred to herein as Buyer.

2.       TERMS OF PURCHASE AND SALE

         a. Seller hereby offers to sell and Buyer hereby offers to purchase certain tangible personal property and certain intangible property owned by Seller on the terms and conditions herein specified.

         b. Buyer hereby offers and Seller hereby accepts Buyer's offer to purchase the property described herein in exchange for Buyer's release of all claims against Powersource, as more fully described herein.

         c. Seller shall retain rights under its agreement with EconoWatt Corporation, to establish distributorships in the states of Washington, Oregon and Idaho, subject to an irrevocable option in favor of Buyer to acquire such rights for the total sum of $100.

3.       WARRANTIES AND REPRESENTATIONS BY SELLER

         Seller hereby represents and warrants that:

         a. It is the owner of all of the tangible personal property listed on Schedule A attached hereto and incorporated by reference.

         b. It is the owner of the following intangible property:

                  (1) Seller's rights under that certain agreement between Seller and EconoWatt Corporation;

Asset Purchase and Sale Agreement                                    Page 1 of 9

                  (2) Seller's customer list, which is attached as Schedule B and incorporated by this reference;

                  (3) Seller's network of distributorships and all rights accruing to Seller under the agreements between Seller and its distributors. A list of all of Seller's distributors is attached as Schedule C and incorporated by this reference; and

                  (4) Seller's rights in the trade name "STABILUX" and all rights to own and operate the top-level internet domains named "Stabilux.com" and "Greenview Energy.com"

         c. The transfer pursuant to the terms of this agreement of Seller's rights under Seller's agreement with EconoWatt does not constitute an event of default of that agreement.

         d. There are no liens, security interests or other claims encumbering the tangible or intangible property which is the subject of this agreement.

         e. Seller is not in default under the terms of the license agreement between Seller and EconoWatt Corporation, pursuant to which Seller has certain rights to distribute certain electrical equipment described therein.

         f. Seller's board of directors has authorized Seller to enter into this agreement.

4.       WARRANTIES AND REPRESENTATIONS BY BUYER

         a. Buyer is a duly organized and existing corporation under Minnesota law.

         b. Buyer's board of directors have authorized Buyer to enter into this transaction.

5.       CONDITIONS PRECEDENT TO BE SATISFIED BY SELLER

         a. Seller shall make available for inspection upon reasonable notice by Buyer all tangible property set forth on Schedule A.

         b. Seller shall execute and deliver at the Closing a bill of sale for all tangible personal property in the form provided in Schedule D. Buyer and Seller agree that the fair market value of the equipment specified in Schedule D is $44,810.

         c. Seller shall execute and deliver at the Closing any and all documents convenient or necessary to transfer to Buyer all of Seller's rights under its agreement with EconoWatt.

6.       CONDITIONS PRECEDENT TO BE SATISFIED BY BUYER

         a. Buyer shall execute and deliver at the Closing a release of claims against Powersource in the form provided in Schedule E, Buyer and Seller agree that as of 03-06-2002 total accrued value of the claims is $261,000.

7.       CLOSING PROCEDURES

         a. The Closing Date of this agreement shall be March 6, 2002.

         b. The Closing of this agreement shall be held at the office of Sellers' counsel.

         c. Buyer shall deliver at the closing the release of claims against Powersource in the form provided in Schedule E.

         d. Seller shall deliver a duly executed bill of sale in the form provided in Schedule D.

         e. Seller shall deliver its customer list.

         f. Seller shall deliver duly executed assignments of Seller's rights under its agreements with its distributors.

Asset Purchase and Sale Agreement                                    Page 2 of 9

         g. Upon review of the documents submitted at the Closing to determine if such documents satisfy the requirements of this agreement, Sellers' counsel shall deliver to Buyer's counsel all documents required to be delivered by Sellers at the Closing.

         h. Upon review of the documents submitted at the Closing to determine if such documents satisfy the requirements of this agreement, Sellers' counsel shall deliver to Sellers all documents required to be delivered by Buyer at the Closing.

8.       EVENTS OF DEFAULT AND REMEDIES

         a. DEFAULT BY SELLER

         Seller shall be deemed in default under the terms of this agreement upon the occurrence of any of the following conditions or events:

         (1) Sellers' failure to deliver at the Closing a duly executed bill of sale.

         (2) Sellers' failure to deliver at the Closing duly executed documents assigning to Seller its rights under the agreements with its distributors.

         b. BUYER'S REMEDIES UPON DEFAULT BY SELLERS

         Upon Sellers' default as defined in this agreement, Buyer may terminate this agreement and will be under no further obligation to render any performance pursuant to the terms of this agreement.

         c. DEFAULT BY BUYER

         Buyer shall be deemed in default under the terms of this agreement upon the occurrence of any of the following conditions or events:

         (1) Buyer's failure to deliver at the Closing the duly executed release of claims against Powersource.

         d. SELLER'S REMEDIES UPON DEFAULT BY BUYER

         1) Upon Buyer's default under sub-section 8.c.(1), Seller may terminate this agreement and will be under no further obligation to render any performance pursuant to the terms of this agreement.

9.       ENTIRE AGREEMENT

         This document embodies the entire agreement between the parties, and there are no prior or contemporaneous oral agreements between the parties which have any force or effect after the execution of this agreement. All prior communications, negotiations, and representations, whether oral or written, are merged into this agreement. This agreement may be modified only by a written document signed by all parties to this agreement.

10.      CONTROLLING LAW

         This agreement shall be construed in accordance with the laws of the State of California without regard to choice of law principles.

11.      SEVERABILITY

         Should any provision of this agreement be declared unenforceable, the remaining provisions of this agreement shall remain in full force and effect.

Asset Purchase and Sale Agreement                                    Page 3 of 9



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12.      ATTORNEY'S FEES

         Should any action be brought to enforce the terms of or interpret this agreement, the prevailing party in such action shall be entitled to recover its attorney's fees and costs incurred in connection with such action.

Voice & Wireless Corporation, a Minnesota     Greenview Energy, Inc., a Delaware
corporation                                   corporation

/s/ Mark Haggerty                             /s/ E. Douglas Mitchell
----------------------------                  -----------------------
By: Mark Haggerty, President                  By: E. Douglas Mitchell

                                              /s/ Illya Bond
                                              -----------------------
                                              Illya Bond

                                              /s/ Roman Gordon
                                              -----------------------
                                              Roman Gordon

                                   Schedule A
--------------------------------------------------------------------------------
GreenView Energy Furniture & Equipment
--------------------------------------------------------------------------------

DESCRIPTION                                 PURCHASE      PURCHASE      MARKET

IREM Stabilux Demo (10)                      Sep-01         14500       14500
IREM Stabilux EMR-10kva 120 (no-ETL) (2)     Jun-01          2500        1250
IREM Stabilux PMR 25kva 277 (no-ETL) (2)     Jun-01          9200        4400
IREM Stabilux PMR 25kva 120 (ETL) (1)        Sep-01          5710        5710
IREM Stabilux PMR 15kva 120 (ETL) (1)        Sep-01          4850        4850
Power light w/stand                          Jul-01            50          45
Light display                                Jul-01           500         300
Digital Light Meter                          Jul-01           120         100
Display w/case                               Jun-01          2600        2300
Desk Joe                                     Jun-01           325         275
Desk Jeff                                    Jun-01           225         200
Burgandy Chairs (2)                          Jun-01            90          80
Black Chairs (3)                             May-98            45          20
Black Desk Chair (1)                         May-99            50          40
Computer Joe                                 Jan-01           850         350
Computer Jeff                                Mar-00          1200         300
Computer Laptop                              Jul-01          1758        1200
Printer (Brother Laser)                      Oct-98           400         100
Scanner (mustek 600 III EP plus)             Feb-99           150          40
Network Hub                                  Jul-01           120          80
Reception Chairs (green) (4)                 Oct-98           400         200
Reception glass tables (2) coffee & end      Oct-98           300         150
Storage Cabinet                              Jul-01           180         150
File Cabinets (2)                            Jul-01           165         150
Podium Stand                                 Jul-01            35          30
Pictures Stabilux (framed) (11)              Jul-01           400         200
Media Filing Unit (w/36 shelves)             Aug-01            50          45
Folding Table                                Oct-98            25          20
Computer Printer Table                       Aug-01           225         150
Dry Erase Board                              Feb-99            40          30
Cork Board                                   Jul-01            25          20
Ladder                                       Jun-00            35          25
Coffee Maker                                 Jul-01            25          15
Heavy Duty Stapler                           Feb-00            15          10
Marketing Materials (40% remaining)          Jul-01         18500        7400

                                    Total                             $44,735

                                   Schedule B

CUSTOMER LIST

William Hurst Property Mgmt
Beachhouse Restaurant Group
BrookHollow
California State University system
University of California system
County of Los Angeles
County of Riverside
County of San Diego
City of San Diego
State of California
State of Oregon
CBS
G&K Property Mgmt
Glen Towers Apts
UniLevy Capital Corp
Epner Technologies
Inland Cold Storage
Mesa Partners
Midwest Warehouse
Performance Honda
Steadfast Properties
Home Depot
Cosco
The Target Group
The Tenent Group
Times Square Center
Douglas Burgers
Toyota of Orange
USA Petroleum
Ft. Lee US Army Base
USC
Wally Park
Sprint
Cushman Wakefield
Ardan
Next Step

                                   Schedule C

DEALER LIST

Donnie Anderson, MI
Manny Borookhim, CA
Richard Dorman, CA
David Eng, CA
Ed Tiatecki, DC
Lisa Miller, NJ
Val Pawlowski, WI
Dwight Baker, VA
George Speranza, NY
John Thorson, CA
Hank Zelma, MI
On Site, CA
Don Lupo, American Lighting Specialist, CA
Rod Norman, Cenercon, TX
CISO, CA
Aaron Hasak, Dynamic Dev Inc., WV
John Jazwinski, Factory Automation Sys, Canada
Larry Adams, Global Energy Visions, CA
Eric Nelson, Innovative Energy Solutions, IL
Mark Paepcke, L&P Consulting, PA
Thomas Milne, M&M Sales, OH
Robert Hernandez, PowerQuality Solutions, CA
Joe Demby, Radian, VA
Raphael Levy, RY & Co PowerGroup, CA
Kevin Murray, Sebago Energy Conservation, CT
Al Lavilla, The Target Group, NY
Floyd Atkins, Verve Energy Solutions, TX

                                  Schedule D
                                  BILL OF SALE

         For good and valuable consideration, receipt of which is hereby acknowledged, Greenview Energy, Inc., a Delaware corporation, hereby sells, transfers, and sets over to Voice and Wireless Corp., a Minnesota corporation, all of its right, title and interest in and to the following items of personal property:

IREM Stabilux Demo (10)
IREM Stabilux EMR-10kva 120 (no-ETL) (2)
IREM Stabilux PMR 25kva 277 (no-ETL) (2)
IREM Stabilux PMR 25kva 120 (ETL) (1)
IREM Stabilux PMR 15kva 120 (ETL) (1)
Power light w/stand
Light display
Digital Light Meter
Display w/case
Desk Joe
Desk Jeff
Burgandy Chairs (2)
Black Chairs (3)
Black Desk Chair (1)
Computer Joe
Computer Jeff
Computer Laptop
Printer (Brother Laser)
Scannar (mustek 600 III EP plus)
Network Hub
Reception Chairs (green) (4)
Reception glass tables (2) coffee & end
Storage Cabinet
File Cabinets (2)
Podium Stand
Pictures Stabilux (framed) (11)
Media Filing Unit (w/36 shelves)
Folding Table
Computer Printer Table
Dry Erase Board
Cork Board
Ladder
Coffee Maker
Heavy Duty Stapler
Marketing Materials (40% remaining)

                                   Greenview Energy, Inc.

                                   /s/ E. Douglas Mitchell
                                   -----------------------
                                   By: E. Douglas Mitchell

                                   /s/ Illya Bond
                                   -----------------------
                                   Illya Bond

                                   /s/ Roman Gordon
                                   ----------------------
                                   Roman Gordon

                                   Schedule E
                                RELEASE OF CLAIMS

         For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, and each of them, do hereby forever release, discharge, and acquit Powersource Corp., a California corporation, from and against any and all claims, demands, obligations, costs, expenses, actions, or causes of action which they, or either of them, may have, hold, possess or otherwise maintain against Powersource Corp. whatsoever, whether in law or in equity, and of every kind, nature and description, which the undersigned has ever had, or may hereafter have for or by reason of any cause, matter or transaction whatsoever, whether known or unknown, latent or patent, liquidated or unliquidated, contingent or non-contingent, suspected or claimed, or which could have been claimed or asserted, now or in the future, which arose or existed on or before the effective date of this agreement.

         The undersigned, and each of them, expressly waive the benefit of the provisions of Section 1542 of the California Civil Code, or any other statute of similar import or effect. Section 1542 provides as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         In making this voluntary and express waiver of Section 1542, the undersigned acknowledge that they may discover at some time in the future facts or claims in addition to those presently known or believed to exist with respect to the subject matter of this agreement, and that it is their intention nevertheless to hereby fully and forever release Powersource Corp. from any and all such matters, claims and disputes, and the release given hereby is, shall be and shall remain as a full, complete and unconditional general release notwithstanding the discovery or existence of any such additional or different claims or facts.

                                                  Voice and Wireless Corp.

                                                  /s/ Mark Haggerty
                                                  ------------------------------
                                                  By: Mark Haggerty

                                                  /s/ Mark Haggerty
                                                  ------------------------------
                                                  Mark Haggerty, individually